                                                                   EXHIBIT 10.37



                         SERIES A CONVERTIBLE PREFERRED

                            STOCK PURCHASE AGREEMENT



                                   I 3S, INC.



                                NOVEMBER 24, 1999

                                TABLE OF CONTENTS

                                                                                                               Page

1.       Purchase and Sale........................................................................................1
2.       Closing of Purchase and Sale.............................................................................1
         2.1      Closing; Closing Date...........................................................................1
         2.2      Transactions at Closing.........................................................................1
3.       Representations and Warranties of Company................................................................1
         3.1      Organization, Standing and Qualification........................................................1
         3.2      Capitalization..................................................................................2
         3.3      Validity of Stock...............................................................................3
         3.4      Subsidiaries....................................................................................3
         3.5      Financial Statements............................................................................3
         3.6      Absence of Undisclosed Liabilities..............................................................3
         3.7      Absence of Certain Changes......................................................................4
         3.8      Authorization; Approvals........................................................................5
         3.9      No Conflict with Other Instruments..............................................................5
         3.10     Labor Agreements and Actions....................................................................5
         3.11     Employee Matters................................................................................5
         3.12     Title to Properties; Liens and Encumbrances.....................................................6
         3.13     Compliance with Corporate Instruments...........................................................6
         3.14     Patents, Trademarks and Other Intangible Assets.................................................6
         3.15     Trade Secrets and Customer Lists................................................................7
         3.16     Tax Matters.....................................................................................8
         3.17     Litigation......................................................................................8
         3.18     Minute Books....................................................................................9
         3.19     Insurance.......................................................................................9
         3.20     Fees and Commissions............................................................................9
         3.21     Employee Benefit Plans..........................................................................9
         3.22     Material Contracts and Commitments.............................................................11
         3.23     Conflict of Interest Transactions..............................................................13
         3.24     Environmental Matters..........................................................................13
         3.25     Other Transactions.............................................................................13
         3.26     No Bankruptcies................................................................................13
         3.27     Year 2000 Compliance...........................................................................13
         3.28     Disclosure.....................................................................................14
         3.29     Legal Compliance...............................................................................14
         3.30     Small Business Concern.........................................................................14
         3.31     Small Business Administration Documentation....................................................14
         3.32     Prior Sales of Series A Convertible Preferred Stock............................................15
4.       Representations, Warranties and Covenants of Purchasers.................................................15
         4.1      Organization and Good Standing.................................................................15
         4.2      Authorization; Approvals.......................................................................15
         4.3      No Conflict with Other Instruments.............................................................15
         4.4      Investment Representations.....................................................................15
         4.5      Investment Experience; Access to Information...................................................16
         4.6      Absence of Registration........................................................................16
         4.7      Restrictions on Transfer.......................................................................16

         4.8      Transfer Instructions..........................................................................18
         4.9      Economic Risk..................................................................................18
         4.10     Fees and Commissions...........................................................................18
50       Conditions to Closing of the Purchasers.................................................................19
         5.1      Representations and Warranties.................................................................19
         5.2      Performance....................................................................................19
         5.3      Company Consents, etc..........................................................................19
         5.4      Compliance Certificates........................................................................19
         5.5      Government Actions.............................................................................19
         5.6      The Statement of Designation...................................................................19
         5.7      The Articles of Incorporation..................................................................19
         5.8      Legal Opinion..................................................................................20
         5.9      Company Deliveries.............................................................................20
60       Conditions to Closing of Company........................................................................20
         6.1      Representations and Warranties.................................................................20
         6.2      Performance....................................................................................20
         6.3      Purchaser Consents, etc........................................................................20
         6.4      Compliance Certificates........................................................................20
7.0      Affirmative Covenants...................................................................................21
         7.1      Financial Information..........................................................................21
         7.2      Use of Proceeds................................................................................21
         7.3      Confidentiality................................................................................21
         7.4      Right of First Refusal.........................................................................22
         7.5      Sale of the Company............................................................................26
         7.6      Right of Co-Sale...............................................................................27
         7.7      Observers......................................................................................27
         7.8      Key Man Insurance..............................................................................28
         7.9      Access to Information..........................................................................28
         7.10     Restricted Corporate Actions...................................................................28
         7.11     Shareholder and Director Information...........................................................29
         7.12     Reserve for Conversion Shares..................................................................29
         7.13     Rule 144A Information..........................................................................29
         7.14     Sale of Series A Convertible Preferred Stock...................................................30
         7.15     Termination of Covenants.......................................................................30
8.       Expenses................................................................................................30
9.       Survival of Agreements..................................................................................30
10.      Notices.................................................................................................31
11.      Modifications; Waiver...................................................................................31
12.      Entire Agreement........................................................................................32
13.      Successors and Assigns..................................................................................32
14.      Enforcement.............................................................................................32
         14.1     Remedies at Law or in Equity...................................................................32
         14.2     Remedies Cumulative; Waiver....................................................................32
15.      Execution and Counterparts..............................................................................33
16.      Governing Law and Severability..........................................................................33
17.      Headings................................................................................................33

                                    EXHIBITS

Exhibit A - Amended and Restated Articles of Incorporation
Exhibit B - Amended and Restated Bylaws
Exhibit C - Form of Statement of Designation for the Series A Convertible
            Preferred Stock
Exhibit D - Placement Memorandum
Exhibit E - Form of Registration Rights Agreement
Exhibit F - Form of Opinion of Winstead Sechrest & Minick, P.C.



                                    SCHEDULES

Schedule 1     Purchasers
Schedule 3.1   Jurisdictions
Schedule 3.2   Capitalization
Schedule 3.4   Subsidiaries
Schedule 3.5   Financial Statements
Schedule 3.7   Absence of Certain Changes
Schedule 3.9   No Conflict with Other Instruments
Schedule 3.11  Employee Matters
Schedule 3.12  Title to Properties; Liens and Encumbrances
Schedule 3.14  Patents, Trademarks and Other Intangible Assets
Schedule 3.15  Trade Secrets and Customer Lists
Schedule 3.16  Tax Matters
Schedule 3.19  Insurance
Schedule 3.21  Employee Benefit Plans
Schedule 3.22  Material Contracts and Commitments
Schedule 3.23  Conflict of Interest Transactions
Schedule 3.29  Legal Compliance
Schedule 4.6   Registration Rights
Schedule 7.5   Prior Stock Purchase Agreement

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Series A Convertible Preferred Stock Purchase Agreement (this "AGREEMENT"), dated as of November 24, 1999, is by and among I 3S, Inc., a Texas corporation (the "COMPANY"), and the purchasers identified in SCHEDULE 1 hereto (hereinafter referred to individually as a "PURCHASER" and collectively as the "PURCHASERS").

         NOW, THEREFORE, the Company and the Purchasers agree as follows:

         1. Purchase and Sale. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined), the Company will sell to each of the Purchasers, severally and not jointly, and each of the Purchasers, severally and not jointly, will purchase from the Company, the number of shares of Series A Convertible Preferred Stock, no par value per share (the "SERIES A CONVERTIBLE PREFERRED STOCK"), set forth opposite each such Purchaser's name in SCHEDULE 1 annexed hereto at a price per share of Eighteen and 80/100 Dollars ($18.80).

         2. Closing of Purchase and Sale.

                  2.1 Closing; Closing Date. The purchase and sale of the Series A Convertible Preferred Stock (the "CLOSING") shall take place at the offices of the Company at 1440 Corporate Drive, Irving, Texas 75038, at 10:00 a.m., local time, on November 24, 1999 (the "CLOSING DATE") or at such other place or time as may be agreed upon by the Company and the Purchasers.

                  2.2 Transactions at Closing. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates for the shares of Series A Convertible Preferred Stock to be issued and sold to such Purchaser at the Closing, duly registered in such Purchaser's name, against payment in full by such Purchaser of the aggregate purchase price set forth opposite such Purchaser's name in SCHEDULE 1 hereto by a wire transfer of funds made to the order of "I 3S, Inc." in the amount of such aggregate purchase price. The Company shall also deliver to the Purchasers those items required to be delivered to them by the Company as described in ARTICLE 5 of this Agreement. The Purchasers shall also deliver to the Company those items required to be delivered to the Company by the Purchasers as described in ARTICLE 6 of this Agreement.

         3. Representations and Warranties of Company. The Company represents and warrants to the Purchasers that:

                  3.1 Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to own its property and assets and to carry on its business as it is presently being conducted and as it proposes to carry on its business. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated herein, to issue and sell the Series A Convertible Preferred Stock hereunder, to issue shares of Class A Common Stock (as hereinafter defined) upon conversion of the Series A Convertible

         Preferred Stock, and to carry out the transactions contemplated by this Agreement and the other agreements contemplated herein. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which are attached hereto as EXHIBITS A and B, respectively, are true, correct and complete. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the failure to be so qualified would have a material adverse effect on the Company. SCHEDULE 3.1 sets forth the jurisdictions in which the Company is qualified.

                  3.2 Capitalization. The authorized capital stock of the Company, as of the Closing Date, will consist of: (a) 100,000,000 shares of Class A Common Stock, no par value per share (the "CLASS A COMMON STOCK"), of which 4,684,400 shares are issued and outstanding,
         (b) 25,000,000 shares of Class B Common Stock, no par value per share (the "CLASS B COMMON STOCK"), of which 4,979,777 shares are issued and outstanding, (c) 25,000,000 shares of Class C Common Stock, no par value per share (the "CLASS C COMMON STOCK"), of which 2,074,464 shares are issued and outstanding, and (d) 6,900,000 shares of Preferred Stock, all of which have been designated as Series A Convertible Preferred Stock, of which 2,517,293 shares are issued and outstanding. The relative rights, preferences, restrictions and other provisions relating to the Series A Convertible Preferred Stock are as set forth in the Statement of Designation, attached hereto as EXHIBIT C. The Class A Common Stock, Class B Common Stock and Class C Common Stock are hereinafter collectively referred to as the "COMMON STOCK". SCHEDULE
         3.2 sets forth the name and, to the Company's knowledge, the current address of each holder of Common Stock and Series A Convertible Preferred Stock and number and class of shares so held by each holder. Of the Class A Common Stock, (i) 4,979,777 shares are reserved for issuance on the conversion of the Class B Common Stock, (ii) 2,074,464 shares are reserved for issuance on the conversion of the Class C Common Stock, (iii) 4,787,234 shares are reserved for issuance on the conversion of the Series A Convertible Preferred Stock, and (iv) 5,961,220 shares are reserved for issuance pursuant to employee stock purchase or stock option plans adopted or to be adopted by the Company for key employees and prior stock option grants. All of the outstanding shares of the Common Stock are duly authorized and validly issued in accordance with applicable law, fully paid and non-assessable.

                  Except as set forth on SCHEDULE 3.2 hereto, or as otherwise contemplated by this Agreement, as of the date hereof there are, and immediately following the Closing, there will be (i) no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company, or any securities convertible or exchangeable for such stock, and (ii) no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to its Amended and Restated Articles of Incorporation, Amended and Restated Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (iii) there are no agreements to which the Company is a party or of which the Company has knowledge regarding the issuance, registration, voting or transfer of or obligation (contingent or otherwise) of the Company to repurchase or otherwise acquire or retire or redeem any of its outstanding shares of capital stock. No dividends are accrued but unpaid on any capital stock of the Company.

                  3.3 Validity of Stock. The Series A Convertible Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid, non-assessable and free and clear of all encumbrances or restrictions on transfer except those imposed by applicable securities laws, the Amended and Restated Articles of Incorporation, the Statement of Designation and this Agreement. The Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid, non-assessable and free and clear of all encumbrances or restrictions on transfer except those imposed by applicable securities laws, the Amended and Restated Articles of Incorporation, the Statement of Designation and this Agreement. All existing Common Stock preemptive rights have been waived for purposes of the issuance of the Series A Convertible Preferred Stock.

                  3.4 Subsidiaries. Except as set forth on SCHEDULE 3.4 hereto, the Company does not control, directly or indirectly, or own any equity interest in, any other corporation, partnership, joint venture, association or business entity.

                  3.5 Financial Statements. Attached hereto as SCHEDULE 3.5 are the unaudited balance sheets as at December 31, 1997 and June 30, 1999 and unaudited statements of income, changes in stockholders equity, and cash flow of the Company for the year ended December 31, 1997 and the quarter ended June 30, 1999, and the audited balance sheet as at December 31, 1998, and audited statements of income, changes in stockholders equity, and cash flow of the Company for the year ended December 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with the books and records of the Company and generally accepted accounting principles ("GAAP") (except the June 30, 1999 financial statements and the June 30, 1999 balance sheet are subject to normal and recurring year-end audit adjustments which are not expected to be material in amount) and fairly and accurately reflect the financial condition and the results of operations (except for the year ended December 31, 1997) of the Company as of the respective dates thereof or for the periods covered in accordance with GAAP.

                  3.6 Absence of Undisclosed Liabilities. Except as provided in the Financial Statements, the Company has no material debt, liability or obligation, absolute or contingent (including without limitation obligations in any capacity as guarantor or surety), other than obligations incurred in the ordinary course of business since June 30, 1999 (the "BALANCE SHEET DATE"). Without limiting the generality of the foregoing, the Company knows of no basis for the assertion against the Company as of the date hereof of any material liabilities (not reflected in the Financial Statements) of the Company.

                  3.7 Absence of Certain Changes. Except as set forth in
         SCHEDULE 3.7, since the Balance Sheet Date, the Company has not:

                           (a) suffered any material adverse change, whether or
                  not caused by any deliberate act or omission of the Company or any shareholder of the Company, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects, taken as a whole;

                           (b) contracted for the purchase of any capital assets
                  having a cost in excess of $500,000 or paid any capital expenditures in excess of $500,000;

                           (c) incurred any indebtedness for borrowed money or
                  issued or sold any debt securities in excess of $150,000;

                           (d) incurred or discharged any liabilities or
                  obligations, except in the ordinary course of business;

                           (e) mortgaged, pledged or subjected to any security
                  interest, lien, lease or other charge or encumbrance any of its properties or assets other than equipment financing liens incurred in the ordinary course of business;

                           (f) suffered any damage or destruction to or loss of
                  any assets (whether or not covered by insurance) that has materially and adversely affected, or could reasonably be expected to, materially and adversely affect, its business;

                           (g) acquired or disposed of any assets except in the
                  ordinary course of business;

                           (h) waived any material rights or forgiven any
                  material claims;

                           (i) lost, terminated or, to the Company's knowledge,
                  experienced any change in the relationship with any employee, customer or supplier, which termination or change has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or assets;

                           (j) loaned any money to any person or entity in
                  excess of $100,000;

                           (k) redeemed, purchased or otherwise acquired, or
                  sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of the Company's capital stock other than stock options granted to employees under the Company's Incentive Stock Option Plan; or

                           (l) committed to do any of the foregoing.

                  3.8 Authorization; Approvals. All corporate action on the part of the Company and its shareholders necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement, and for the authorization, issuance, and delivery of the Series A Convertible Preferred Stock being sold under this Agreement and of the Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock has been taken. This Agreement constitutes a valid and legally binding obligation of the Company legally enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Company has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders from any federal, state or other relevant governmental authority and from any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or other entity, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant governmental authorities, all as may be required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws which will be made after the Closing Date.

                  3.9 No Conflict with Other Instruments. Except as set forth on
         SCHEDULE 3.9, the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under any terms or provision of (a) the Company's Amended and Restated Articles of Incorporation or Amended and Restated Bylaws; (b) any Commitments (as hereinafter defined); or (c) any judgment, decree or order or any statute, rule or governmental regulation applicable to the Company. Subject to the truth and accuracy of each Purchaser's representations and warranties herein and the Company making any required filings which the Company agrees to do, the offer and sale of the Series A Convertible Preferred Stock to each Purchaser will be in compliance with all federal and state securities laws.

                  3.10 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the Company's knowledge, threatened, which could have a material adverse effect on the financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees.

                  3.11 Employee Matters. SCHEDULE 3.11 contains a complete and accurate list of the names, titles and Cash Compensation (as hereinafter defined) of all members of executive management of the Company, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $100,000 per year or who earned in excess of $100,000 during the Company's preceding fiscal year. For purposes of this SECTION 3.11, "CASH COMPENSATION" shall mean wages, salaries, bonuses (discretionary or otherwise) and other compensation paid or payable in cash. Except as disclosed in SCHEDULE 3.11, the Company has no employment agreements, employee leasing agreements, employee service agreements, or noncompetition agreements.

                  3.12 Title to Properties; Liens and Encumbrances.

                           (a) Except as disclosed on SCHEDULE 3.12(A), the
                  Company has good and marketable title to its assets, including, without limitation, those reflected on the Balance Sheet (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of their respective businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by the Company. With respect to the assets of the Company that are leased, the Company is in compliance with all material provisions of such leases. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are adequate and sufficient for the Company's business.

                           (b) The Company enjoys peaceful and undisturbed
                  possession under all real property leases under which the Company is operating, and all such leases are valid and subsisting and none of them is in default. A listing of said real property leases, their terms and total lease payments is attached hereto as SCHEDULE 3.12(b).

                           (c) Except as disclosed in SCHEDULE 3.12(c) the
                  Company does not own any real property.

                  3.13 Compliance with Corporate Instruments. The Company is not in violation of any provision of its Amended and Restated Articles of Incorporation, Amended and Restated Bylaws of the Company or Statement of Designation, and the Company is not in default or violation of any Commitment to which the Company is a party or by which any of its property is bound, the default or violation of which would materially and adversely affect the Company's business, prospects, condition, affairs or operations.

                  3.14 Patents, Trademarks and Other Intangible Assets.

                           (a) SCHEDULE 3.14(a) hereto sets forth the true and
                  correct list of all registered patents, trademarks and copyrights (or applications therefor) held by the Company. Except as set forth on SCHEDULE 3.14(a), the Company possesses ownership or has the right to use all patents, copyrights, trademarks, service marks, trade secrets and other proprietary intellectual property rights necessary for the operation of its business except where the failure of the Company to own or have such right to use such intellectual property would not have a material adverse effect on the Company (the "INTELLECTUAL PROPERTY"). To the Company's knowledge, the Company (a) is not infringing upon the intellectual property rights of others in connection with its business; (b) does not require the consent of any person which has not been obtained (all of such consents being set forth in SCHEDULE 3.14(a)) to use the Intellectual Property; (c) may freely transfer the Intellectual Property (other than as set forth in SCHEDULE 3.14(a)); or (d) has not received any written notice of conflict with respect to the intellectual property rights of any other person or entity. All of the Intellectual Property is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed. The employees and consultants of the Company, who, either alone or in concert with others, developed, invested, discovered, derived, programmed or designed any of the Company's owned Intellectual Property have entered into written agreements to protect the confidentiality of the Company's owned Intellectual Property and to assign to the Company all rights therein.

                           (b) The Company has no knowledge of any claim that,
                  or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of the Company with respect thereto. Any agreement of indemnification by the Company for any Intellectual Property as to any license granted by it or any property manufactured, used or sold by it is set forth in SCHEDULE 3.14(b).

                  3.15 Trade Secrets and Customer Lists. The Company has the right to use, free and clear of any claims or rights of others, except claims or rights specifically set forth in SCHEDULE 3.15, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company. To the Company's knowledge, it is not using, or in any way making use of, any confidential information or trade secrets of any third party, including, without limitation, any past or present employee of the Company, except under valid and existing license agreements (all such license agreements being set forth in SCHEDULE 3.15).

                  3.16 Tax Matters.

                           (a) All required foreign, federal, state, local and
                  other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of the Company have been accurately prepared in all material respects and duly and timely filed, and all foreign, federal, state, local and other taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                           (b) Except as set forth in SCHEDULE 3.16, the Company
                  has not had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as set forth in SCHEDULE 3.16, and except for sales tax audits, none of the Company's franchise tax returns has ever been audited by governmental authorities. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the best knowledge of the Company, threatened against the Company, and no issue or question has been raised (and is currently pending) by any taxing authority in connection with any of the Company's tax returns or reports.

                           (c) To the Company's knowledge, the reserves for
                  taxes, assessments and governmental charges reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid taxes and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to business, properties and operations for such period. The Company withheld or collected from each payment made to its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                  3.17 Litigation. No action, proceeding or investigation is pending or threatened against the Company, or any of its properties before any court, arbitration board or tribunal or administrative or other governmental agency (including, without limitation, unfair labor practices or discrimination charges or complaints), that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, or assets of the Company or in any material liability on the part of the Company. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of the Company's employees or use by any of them in connection with the Company's business of any information, property or techniques allegedly proprietary to any of their former employers.

                  3.18 Minute Books. The minute books of the Company have been made available to the counsel for the Purchasers and contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.19 Insurance. The Company carries property, liability, workers' compensation and such other types of insurance as is customary in the Company's industry. A list and brief description of all insurance policies of the Company are set forth in SCHEDULE 3.19. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as are customary in the Company's industry. All casualty insurance is sufficient in amount to allow the Company to replace any of its properties that might be damaged or destroyed.

                  3.20 Fees and Commissions. The Company has retained Donaldson, Lufkin & Jenrette ("DLJ") as financial advisor and placement agent in connection with the transactions contemplated by this Agreement. The Company shall pay all fees owed DLJ in connection with the transactions contemplated by this Agreement from the proceeds of the sale of the Preferred Stock (the "OFFERING") pursuant to the Placement Memorandum (as hereinafter defined). The Company represents and warrants that other than as stated in this SECTION 3.20, it has retained no finder, broker, agent, financial adviser or other intermediary in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless the Purchasers for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company.

                  3.21 Employee Benefit Plans.

                           (a) SCHEDULE 3.21 contains true, complete and correct
                  information as to any bonus, incentive, insurance (including any self-insured arrangements), compensation plan, welfare, retirement, defined benefit, 401(k), pension, profit sharing, salary reduction, deferred compensation, stock purchase, stock option, workers' compensation, disability benefits, supplemental unemployment benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(C)(9) of the Code) (as hereinafter defined), vacation, holiday and sick pay or other similar benefit plans, programs or arrangements (whether written or oral) (said plans, programs or arrangements being referred to as the "PLANS") in which any employees of the Company participate. All Plans are listed on the attached SCHEDULE
                  3.21. All obligations of the Company,
                  whether arising by operation of law, by contract or by past custom, for payment by it to trusts, retirement plans or other funds or any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for employees of the Company have been paid or shall be paid by the Company at the time the Company is obligated to make such payments. All benefits payable directly to the Company's employees have been paid or shall be paid by the Company at the time the Company is obligated to make such payments. All reasonably anticipated obligations of the Company, whether arising by operation of law, by contract or by past custom, for vacation and holiday pay, bonuses and other forms of compensation or benefits which are or may become payable to employees or any of them have been paid, or shall be paid, in accordance with the provisions of applicable laws, regulations, benefit plans or policies.

                           (b) True, complete and correct copies of all relevant
                  documents with respect to the Plans, including, but not limited to, each of the following documents: (i) a copy of the Plan and each related trust or other funding agreement, including insurance contracts (and all amendments thereto);
                  (ii) the last filed Form 5500, where applicable; (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "CODE"); and (iv) the summary plan descriptions and all material modifications thereto, have been delivered to Purchasers.

                           (c) All Plans, related trust agreements, annuity
                  contracts or other funding arrangements comply in all substantial respects and the Company has administered and operated each such Plan, related trust agreements, annuity contracts or other funding arrangements in substantial compliance with the requirements of applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the Code, and no such Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived.

                           (d) The Company does not maintain and is not required
                  to contribute to any multi-employer plan (as defined in Section 3(37) of ERISA) for the benefit of employees or former employees of the Company. The Company does not maintain a self-insured "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

                           (e) The Pension Benefit Guaranty Corporation ("PBGC")
                  has not instituted proceedings to terminate any of the Company's defined benefit plans and no condition exists that presents a risk that such proceedings shall be instituted. There has been no "reportable event" within the meaning of
                  Section 4043(b) of ERISA with respect to any defined benefit plan and no defined benefit plan has been terminated within the preceding six years or is expected to be terminated. No liability (other than for the payment of premiums) to the PBGC has been or is expected to be incurred by the Company or any officer, director, shareholder or employee of the Company with respect to any defined benefit plan.

                           (f) The Company has no liability with respect to any
                  transaction which relates to any Plan and which is in violation of Sections 404 or 406 of ERISA or constitutes a "prohibited transaction," as defined in Section 4975(c)(1) of the Code, and for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code. To the Company's knowledge, the Company has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Plan and has no unpaid civil penalty under Section 502(1) of ERISA.

                           (g) There is no material action, order, writ,
                  injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation (including, without limitation, any such audit or investigation by the Internal Revenue Service, Department of Labor, or PBGC) relating to or seeking benefits under any Plan that is pending or, to the Company's knowledge, threatened or anticipated against the Company other than routine claims for benefits.

                  3.22 Material Contracts and Commitments.

                           (a) Material Contracts and Commitments. Except as set
                  forth in SCHEDULE 3.22, the Company has not entered into, nor is the capital stock, the assets or the business of the Company bound by, whether or not in writing, any

                                    (i) deed of trust securing a lien in any
                           real property owned by the Company;

                                    (ii) security agreement granting a security
                           interest in connection with the Company's incurrence of indebtedness for borrowed money;

                                    (iii) guaranty or suretyship agreement or
                           performance bond, in each case involving a contingent obligation of the Company in excess of $100,000;

                                    (iv) consulting or compensation agreement or
                           similar arrangement that is not an Employment Agreement and that involves compensation payable by the Company in excess of $100,000 annually or an agreement relating to the election or retention in office of any director or officer;

                                    (v) debt instrument, loan agreement or other
                           obligation relating to indebtedness for borrowed money;

                                    (vi) money lent or to be lent by the Company
                           to another in an amount in excess of $10,000;

                                    (vii) lease of real property, whether as
                           lessor, lessee, sublessor or sublessee (excluding the real estate leases set forth on SCHEDULE 3.12);

                                    (viii) lease of personal property, whether
                           as lessor, lessee, sublessor or sublessee involving lease payments in an annual amount in excess of $50,000;

                                    (ix) any agreement for the acquisition of
                           services, supplies, equipment or other personal property (excluding leases of real or personal property) and involving more than $100,000 in the aggregate;

                                    (x) contracts containing noncompetition
                           covenants restricting the Company's ability to compete in the Telecommunications Business (as hereinafter defined);

                                    (xi) agreement providing for the purchase
                           from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                                    (xii) agreement or commitment a copy of
                           which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1, or a successor form, pursuant to Paragraph 10 of
                           Item 601 of Regulation S-K, if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

                  All of the documents listed on SCHEDULE 3.22 hereof are hereinafter collectively referred to as the "COMMITMENTS." True, correct and complete copies of the written Commitments have heretofore been made available to Purchasers. To the knowledge of the Company, the Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms (except as may be limited by the laws of bankruptcy, insolvency or creditors rights generally and subject to the enforceability and availability of equitable remedies), and to the knowledge of the Company, no defenses, off-sets or counterclaims have been asserted by any party thereto, nor has the Company waived in writing any rights thereunder, except as described in SCHEDULE 3.22. The Company has not received written notice of any default with respect to any Commitment.

                           (b) No Cancellation or Termination of Commitments.
                  Except as contemplated hereby, the Company has not received written notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment.

                  3.23 Conflict of Interest Transactions. Except as set forth on
         SCHEDULE 3.23, no director, Common Stock holder, member of management of the Company, or their spouses or children, owns directly or indirectly, on an individual or joint basis, any interests, has any investment in or serves as an officer, partner or director in any corporation, business or other person that is a customer, supplier or competitor of the Company, or that has a material contract or arrangement with the Company or its competitor, other than the ownership of less than one percent (1%) of the securities of any company that are publicly traded on any national exchange or over the counter market.

                  3.24 Environmental Matters. To the Company's knowledge, neither the Company nor any of its assets is currently in material violation of, or subject to any material existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any environmental laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Company. To the Company's knowledge, the assets of the Company have never been used in a manner that would be in material violation of any of the environmental laws. To the Company's knowledge, the Company is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company by reason of any environmental laws. None of the assets owned or leased by the Company are on any federal or state "Superfund" list or subject to any environmentally related liens.

                  3.25 Other Transactions. Other than the offering and sale of the Series A Convertible Preferred Stock hereunder, the Company has not entered into any agreements or arrangements and has no knowledge of any pending or possible offers or discussions concerning or providing for the merger or consolidation of the Company or the sale of all or any substantial portion of its assets, the sale by the Company or any material shareholder of the Company of any Securities of the Company or any similar transaction affecting the Company or its security holders.

                  3.26 No Bankruptcies. For the past five years, neither the Company nor any of its officers, directors or affiliates, have voluntarily sought, consented to or acquiesced in the benefits of, or become the subject of a proceeding under the Bankruptcy Code of the United States or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

                  3.27 Year 2000 Compliance. To the Company's knowledge, the computer systems used by the Company are Year 2000 compliant, meaning that such systems will continue to function, and functionality and accuracy will not be affected as a result of the run date or the dates being processed in the twentieth or twenty-first century, including the advent of the Year 2000, or from the extra day occurring in any leap year.

                  3.28 Disclosure. To the Company's knowledge, this Agreement and the exhibits and schedules hereto, when taken as a whole with other documents and certificates furnished by the Company to the Purchasers or their counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to the Purchasers contain projections and estimates of future events, and such projections and estimates are subject to the statements in the Placement Memorandum (as hereinafter defined), including, without limitation, the statements set forth on page 42 thereof. There is no fact known to the Company that has not been disclosed to the Purchasers prior to the date of this Agreement that materially and adversely affects the business, assets, properties, prospects or condition (financial or otherwise) of the Company, taken as a whole, or the ability of the Company to perform under this Agreement or the other agreements contemplated hereby or to consummate the transactions contemplated hereby or thereby. For purposes of this SECTION 3.28 only, "to the Company's knowledge" shall include any information the Company would have known except for its reckless disregard for the accuracy of any material fact.

                  3.29 Legal Compliance. Except as set forth on SCHEDULE 3.29,
         (a) the Company has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its respective properties and to conduct its respective businesses as presently conducted (all of which such items are set forth on SCHEDULE 3.29) and (b) the Company, and the business and operations of the Company, have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations (including, without limitation, all employment, labor practices, safety and health laws and regulations), and the Company is not in violation of any judgment, order or decree. There is no existing law, rule, regulation or order which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or, to the Company's knowledge, in which it proposes to conduct business.

                  3.30 Small Business Concern. The Company, taken together with its "affiliates" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations) is a "Small Business Concern" within the meaning of Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.3, and meets the applicable size and eligibility criteria set forth in Title 13, Code of Federal Regulations, Section 121.802(a)(2). Neither the Company nor any of its subsidiaries, if any, presently engages in any activity for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 107.

                  3.31 Small Business Administration Documentation. The Company has provided Purchasers, who have requested, a Small Business Administration "SBA"

         Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance), of such Forms, which have been completed and executed by the Company, and SBA Form 1031 (Portfolio Finance Report), Part A of which has been completed by the Company.

                  3.32 Prior Sales of Series A Convertible Preferred Stock. All shares of Series A Convertible Preferred Stock sold by the Company have been sold on substantially the same terms as set forth in this Agreement for the Purchasers.

         4. Representations, Warranties and Covenants of Purchasers.

                  4.1 Organization and Good Standing. Each Purchaser severally represents and warrants that, if a corporation, partnership, trust or other form of business entity, it is duly organized, validly existing and in good standing under the laws of the state of its organization, has all requisite power and authority to own its property and assets and to carry on its business as it is presently being conducted and as it proposes to carry on its business, is duly qualified and in good standing and authorized to do business in each of the jurisdictions in which the failure to be so qualified would have a material adverse effect on the Purchaser.

                  4.2 Authorization; Approvals. Each Purchaser severally represents and warrants that the execution and delivery of this Agreement has been duly authorized by such Purchaser and this Agreement is a valid and legally binding obligation of such Purchaser legally enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and general principles of equity. Each Purchaser, if a corporation, partnership, trust or other form of business entity, is duly qualified to purchase and hold the Series A Convertible Preferred Stock sold hereunder. Each Purchaser represents and warrants that the information set forth on SCHEDULE 1 hereto regarding such Purchaser's business and residence addresses, telephone numbers, citizenship and taxpayer identification number is true, accurate and complete. Each Purchaser severally represents and warrants that it has obtained, or will obtain prior to the Closing Date, all necessary consents, authorizations, approvals and orders required on the part of such Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

                  4.3 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under any terms or provisions of (a) if a corporation, partnership, trust or other form of business entity, the applicable charter documents of such Purchaser; (b) any material contract, indenture or other agreement to which the Purchaser is a party; or (c) any judgment, decree or order or any material statute, rule or governmental regulation applicable to the Purchaser.

                  4.4 Investment Representations. Each Purchaser severally represents and warrants that it is acquiring the Series A Convertible Preferred Stock to be purchased by it (and any Class A Common Stock into which it may be converted) for its own account, for investment and not with a view to, or for sale in connection with, any distribution of such stock or any part thereof.

                  4.5 Investment Experience; Access to Information. Each Purchaser severally represents and warrants that it (a) is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act (or any successor provision), (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment,
         (c) has the ability to bear the economic risks of this investment for an indefinite period of time, and (d) has received a copy of the Private Placement Memorandum and any supplements thereto (collectively, the "PLACEMENT MEMORANDUM") attached hereto as EXHIBIT D.

                  4.6 Absence of Registration. Each Purchaser understands that:

                           (a) The Series A Convertible Preferred Stock to be
                  sold and issued hereunder and the Class A Common Stock into which it may be converted have not been registered under the Securities Act or any other securities laws on the basis that the sale of such stock to the Purchaser is exempt from registration under the Securities Act and such other securities laws, and the Purchaser may be required to hold such stock indefinitely unless it is subsequently registered under the Securities Act and any other applicable securities laws, or exemptions from such registration are available.

                           (b) The Company's reliance on the exemptions referred
                  to in SECTION 4.6(a) above is predicated in part upon the Purchaser's representations and warranties contained in this
                  ARTICLE 4.

                           (c) Except as provided in that certain Registration
                  Rights Agreement, to be executed at the Closing, by and among the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), attached hereto as EXHIBIT E and as noted in
                  SCHEDULE 4.6 hereto, the Company is under no obligation to file a registration statement with the Commission or any other securities regulatory agency with respect to the Series A Convertible Preferred Stock or the Class A Common Stock into which it may be converted.

                           (d) Rule 144 promulgated under the Securities Act or
                  any successor provision ("RULE 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Series A Convertible Preferred Stock or the Class A Common Stock into which it may be converted, and the Company is under no obligation to make Rule 144 available.

                  4.7 Restrictions on Transfer. Each Purchaser agrees that: (a) it will not offer, sell, pledge, hypothecate, or otherwise dispose of the Series A Convertible Preferred Stock or the Class A Common Stock into which it may be converted unless such offer, sale, pledge, hypothecation or other disposition is in accordance with the Statement of

         Designation and this Agreement and is (i) registered under the Securities Act and any other applicable securities laws, or (ii) in compliance with an opinion of counsel to such Purchaser, delivered to the Company and reasonably acceptable to it, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act or such other securities laws; and (b) the certificate(s) representing the Series A Convertible Preferred Stock (and any Class A Common Stock into which it may be converted) shall bear a legend stating in substance:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

         In addition, the certificates evidencing the Series A Convertible Preferred Stock shall bear legends stating in substance:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND INITIAL PURCHASER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN SAID STOCK PURCHASE AGREEMENT.

                  THE ISSUER IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS (TO THE EXTENT ESTABLISHED) IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF TEXAS. THE ISSUER WILL FURNISH A COPY OF SUCH STATEMENT TO ANY SHAREHOLDER OF RECORD, WITHOUT CHARGE, UPON THE WRITTEN REQUEST TO THE

                  ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED
                  OFFICE.

                  Upon request of a holder of Series A Convertible Preferred Stock or the Class A Common Stock into which it has been converted, the Company shall remove the legend set forth above from the certificates evidencing such Series A Convertible Preferred Stock or Class A Common Stock or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that a transfer by said holder of such Series A Convertible Preferred Stock or Class A Common Stock will not violate the Securities Act or any other applicable securities laws.

                  Notwithstanding the provisions above, no such registration or opinion of counsel shall be necessary for a pro rata transfer by a Purchaser which is a corporation to an affiliate of such corporation, or a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof without the payment of compensation by such partner, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Purchaser hereunder, including without limitation, the representations, warranties, covenants and agreements contained in SECTIONS 4.1 to 4.7 hereto, inclusive.

                  4.8 Transfer Instructions. Each Purchaser agrees that the Company may place and make appropriate notations in its record books against the transfer of the shares of Series A Convertible Preferred Stock to be purchased by it and any Class A Common Stock into which such shares may be converted, and may take any other actions which it deems necessary to prevent any violations of the Securities Act or any other securities laws by reason of the delivery of such stock or any subsequent transaction with respect to such stock.

                  4.9 Economic Risk. Each Purchaser understands that it must bear the economic risk of the investment represented by the purchase of Series A Convertible Preferred Stock and any Class A Common Stock into which it may be converted for an indefinite period.

                  4.10 Fees and Commissions. Each Purchaser represents and warrants that it has retained no finder, broker, agent, financial advisor or other intermediary (hereinafter collectively referred to as "INTERMEDIARY") in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any Intermediary retained by such Purchaser and the fees and expenses of defending against such liability or alleged liability.

         5. Conditions to Closing of the Purchasers. The obligation of each Purchaser on the Closing Date to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions precedent, any one or more of which may be waived by such Purchaser:

                  5.1 Representations and Warranties. The representations and warranties made by the Company herein shall be true and accurate on and as of the Closing Date.

                  5.2 Performance. The Company shall have performed and complied with all agreements, conditions and covenants contained herein or in any other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                  5.3 Company Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Series A Convertible Preferred Stock to be purchased by the Purchasers and to issue the Class A Common Stock into which it may be converted.

                  5.4 Compliance Certificates. The Company shall have delivered to each Purchaser or its representative at the Closing an Officer's Certificate to the effect that the representations and warranties of the Company continue to be true and accurate in all material respects on the Closing Date, and that all conditions specified in SECTIONS 5.1 to 5.3 hereof, inclusive, have been fulfilled and that there has been no materially adverse change in the business, affairs, prospects, operations or condition of the Company since the Balance Sheet Date.

                  5.5 Government Actions. No action, suit or proceeding shall have been instituted before any court, governmental or regulatory body or arbitral tribunal, or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions.

                  5.6 The Statement of Designation. Each Purchaser shall have received evidence that the Company shall have duly authorized and filed the Statement of Designation with the Secretary of State of the State of Texas, substantially in the form attached hereto as EXHIBIT C;

                  5.7 The Articles of Incorporation. Each Purchaser shall have received a copy of the Articles of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Texas, which shall include evidence that the Company shall have duly authorized and filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, substantially in the form attached hereto as EXHIBIT A;

                  5.8 Legal Opinion. Counsel for the Company, Winstead, Sechrest & Minick, P.C., shall have delivered to the Purchasers a legal opinion, dated as of the Closing Date and substantially in the form attached hereto as EXHIBIT F;

                  5.9 Company Deliveries. The Company shall have delivered to the Purchasers:

                           (e) (i) copies of the resolutions of the Company's
                  Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (ii) the Bylaws of the Company and (iii) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

                           (f) a certificate of existence for the Company from
                  the Secretary of State of the State of Texas;

                           (g) a certificate of account status for the Company
                  from the Comptroller of the State of Texas; and

                           (h) certificates from each state where the Company is
                  required to be qualified as a foreign corporation showing such qualification, dated as of a date within ten (10) days of the Closing Date; and

                           (i) a Registration Rights Agreement in substantially
                  the form attached hereto as EXHIBIT E.

         6. Conditions to Closing of Company. The obligation of the Company on the Closing Date to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent, any one or more of which may be waived by the Company:

                  6.1 Representations and Warranties. The representations and warranties made by the Purchasers herein shall be true and accurate on and as of the Closing Date.

                  6.2 Performance. Purchasers shall have performed and complied with all agreements and conditions contained herein or in any other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by such Purchasers prior to or at the Closing.

                  6.3 Purchaser Consents, etc. Purchasers shall have secured all permits, consents, waivers and authorizations that shall be necessary or required lawfully to consummate this Agreement.

                  6.4 Compliance Certificates. Each Purchaser shall have delivered to the Company at the Closing an Officer's Certificate to the effect that the representations and warranties of the Purchaser continue to be true and accurate in all material respects on the Closing Date, and that all conditions specified in SECTIONS 6.1 to 6.3 hereof, inclusive, have been fulfilled.

         7. Affirmative Covenants.

                  7.1 Financial Information. The Company will deliver to each
         Purchaser:

                           (j) within forty five (45) days of the end of each
                  calendar quarter, quarterly and year-to-date balance sheet and statements of income, changes in stockholders equity, and cash flow prepared in accordance with GAAP and certified by the Company's Chief Financial Officer, except such financial statements shall not contain normal and recurring year-end audit adjustments.

                           (k) within one hundred twenty (120) days after the
                  fiscal year end, an annual independent certified audit from an outside accounting firm reasonably designated by the Company;

                           (l) As soon as practicable, but no later than thirty
                  (30) days after the beginning of each fiscal year, beginning January 1, 2000, the Company shall provide to the Purchasers a copy of the annual budget and plan for such year which shall include, without limitation, plans for incurrences of indebtedness for borrowed money and projections regarding types of sources of funds, monthly projected capital and operating expense budgets and cash flow projections.

                  7.2 Use of Proceeds. The Company shall use the proceeds from the sale of Series A Convertible Preferred Stock for the purposes of capital expenditures and general corporate purposes, including working capital.

                  7.3 Confidentiality. Any information provided pursuant to this Agreement shall be used by a Purchaser solely in furtherance of its interests as an investor in the Company, and each Purchaser shall (except as otherwise required by law) maintain the confidentiality of all non-public information of the Company obtained under said section. Each Purchaser will have no obligation to maintain confidentiality of any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by a Purchaser or the Purchaser's representatives), (ii) was available to a Purchaser on a nonconfidential basis from a source other than the Company or its advisors, provided that such source is not and was not directly or indirectly bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to such Purchaser or the Purchaser's representatives by a contractual, legal or fiduciary obligation, or (iii) has been independently acquired or developed by a Purchaser without violating any of such Purchaser's obligations under this Agreement or any other agreement such Purchaser has with the Company or its agents.

                  7.4 Right of First Refusal. Except in the event of and after the consummation of an Approved Offering (as hereinafter defined) and with respect to dispositions to any direct or indirect parent or subsidiary of a Purchaser who agrees to be bound by the terms of this Agreement, no Purchaser shall be permitted to dispose of any shares of the Series A Convertible Preferred Stock unless such shares shall have been offered for sale in writing first to the Company and then to the other shareholders of the Company (including the other Purchasers) pro rata as set forth in this SECTION 7.4. In the event a shareholder desires to transfer any Series A Convertible Preferred Stock, the shareholder desiring to make such transfer (the "TRANSFERRING SHAREHOLDER") shall deliver written notice (the "OFFER NOTICE") to the Company and to all other shareholders (including the other Purchasers) at least ninety (90) days prior to the proposed transfer. The Offer Notice will disclose in reasonable detail the proposed number of shares to be transferred, the proposed transferee and the proposed price, terms and conditions of the transfer.

                           (m) Upon receipt of the Offer Notice, the Company
                  shall have the option (the "COMPANY'S OPTION") for a period of thirty (30) days to purchase or otherwise acquire all or part of the shares described in the Offer Notice for an aggregate amount (such aggregate amount being hereinafter referred to as the "OPTION PRICE") equal to the bona fide purchase price to be paid by the proposed purchaser as described in the Offer Notice (which amount shall be zero if the proposed transfer would take the form of a gift or other gratuitous transfer). The Company shall notify in writing all then current holders of Series A Convertible Preferred Stock as to whether it will exercise, partially exercise or not exercise the Company's Option before the expiration of the Company's Option.

                           (n) In the event that the Company does not elect to
                  fully exercise the Company's Option within thirty (30) days after receipt of the Offer Notice, the remaining holders of Series A Convertible Preferred Stock shall have the option (each a "SERIES A SHAREHOLDER'S OPTION") for a period of ten
                  (10) days from the earlier of (i) their receipt of written notice from the Company of its decision not to exercise or to only partially exercise the Company's Option, or (ii) the expiration of the Company's Option (the "SERIES A SHAREHOLDER ELECTION PERIOD"), to purchase or otherwise acquire all or part of the remaining shares which the Company does not choose to purchase pursuant to the Company's Option, in proportion to their respective ownership of shares of Series A Convertible Preferred Stock which, for purposes of such determination, shall include without duplication all outstanding options, warrants or other rights owned by such shareholders that are convertible into shares of Series A Convertible Preferred Stock as of the date of such notice from the Company (or the expiration of the Company's Option), for an amount equal to the applicable portion of the Option Price. Each holder of Series A Convertible Preferred Stock shall notify in writing all then current holders of Series A Convertible Preferred Stock as to whether such shareholder will exercise, partially exercise or not exercise the Series A Shareholder's Option before the expiration of the Series A Shareholder Election Period.

                           (c) For a period of ten (10) days from the earlier of
                  (i) the receipt by the other holders of Series A Convertible Preferred Stock of a written notice from a holder of Series A Convertible Preferred Stock that it does not want to exercise its option or will only partially exercise its option, or (ii) the expiration of the Series A Shareholder Election Period, the other holders of Series A Convertible Preferred Stock shall have the right (the "SERIES A SHAREHOLDER'S SECOND OPTION") to purchase or otherwise acquire such shareholder's portion of the shares described in the Offer Notice in proportion to their respective ownership of shares of Series A Convertible Preferred Stock (determined as described in
                  SECTION 7.4(b) above).

                           (o) In the event that the holders of Series A
                  Convertible Preferred Stock do not elect to fully exercise the Series A Shareholder's Second Option before the expiration of the Series A Shareholder's Second Option, the remaining shareholders shall have the option (each a "SHAREHOLDER'S OPTION") for a period of ten (10) days from the earlier of (i) their receipt of written notice from the holders of the Series A Convertible Preferred Stock of their decision not to exercise or to only partially exercise the Series A Shareholder's Second Option, or (ii) the expiration of the Series A Shareholder's Second Option (the "OTHER SHAREHOLDER ELECTION PERIOD"), to purchase or otherwise acquire all or part of the remaining shares which the holders of Series A Convertible Preferred Stock do not choose to purchase pursuant to the Series A Shareholder's Second Option, in proportion to their respective ownership of shares which, for purposes of such determination, shall include without, duplication all outstanding options, warrants or other rights owned by such shareholders that are convertible into shares as of the date of such notice from the holders of the Series A Convertible Preferred Stock (or the expiration of the Series A Shareholder's Second Option), for an amount equal to the applicable portion of the Option Price. Each shareholder shall notify in writing all then current shareholders as to whether such shareholder will exercise, partially exercise or not exercise the Shareholder's Option before the expiration of the Other Shareholder Election Period.

                           (p) For a period of ten (10) days from the earlier of
                  (i) the receipt by the other shareholders of a written notice from a shareholder that it does not want to exercise its option or will only partially exercise its option, or (ii) the expiration of the Other Shareholder Election Period, the other shareholders shall have the right to purchase or otherwise acquire such shareholder's portion of the shares described in the Offer Notice in proportion to their respective ownership of shares (determined as described in SECTION 7.4(d) above).

                           (q) If shares of a Transferring Shareholder remain
                  unsold after compliance with the procedures set forth in this
                  SECTION 7.4, the Company shall have the final option for ten
                  (10) days to purchase or otherwise acquire all of the remaining shares proposed to be transferred for an amount equal to the applicable portion of the Option Price. If, however, the Company and the other shareholders do not individually or collectively elect to purchase all of the shares being offered, the Transferring Shareholder may, within thirty (30) days after the expiration of the Other Shareholder Election Period (subject to the provisions of SECTION 7.4(h) below), transfer all of the shares specified in the Offer Notice to the transferee identified in the Offer Notice at the price and terms stated in the Offer Notice. Any shares so transferred thereupon shall continue to be subject to this Agreement, and the transferee shall have the rights and obligations set forth in this Agreement hereunder with respect to such shares. If the Transferring Shareholder fails to consummate such transfer within the thirty day period after the expiration of the Other Shareholder Election Period, any transfer of the shares thereafter shall again be subject to the provisions of this
                  SECTION 7.4.

                           (r) Unless otherwise agreed in writing, signed by the
                  person against whom such writing is sought to be enforced, the closing of any acquisition of Series A Convertible Preferred Stock hereunder pursuant to the Company's Option, a Series A Shareholder's Option, or a Shareholder's Option shall take place within forty-five (45) days of an applicable option's exercise. If any such closing does not take place within such forty-five day period, then the shares that were to be acquired shall be offered in accordance with this SECTION 7.4 as though the applicable option had not been exercised.

                           (s) Notwithstanding the foregoing provisions of this
                  SECTION 7.4, the following shall apply in the event of any Involuntary Transfer of Series A Convertible Preferred Stock. An "INVOLUNTARY TRANSFER" shall mean any transfer caused by the death of a shareholder, as well as any transfer, proceeding or action by, through, as a consequence of, or in which a shareholder shall be deprived or divested of any right, title or interest in or to any of the Series A Convertible Preferred Stock of the Company, including, without limitation, any seizure under levy, attachment or execution, any transfer in connection with bankruptcy (whether pursuant to a filing of a voluntary or an involuntary petition under the United States Bankruptcy Code, or any amendments, modifications, revisions or successor statutes thereto) or other court proceeding to a debtor-in-possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a separation agreement, equitable distribution agreement or community property distribution agreement, or the entry of a final court order in a divorce proceeding from which there is no further right of appeal.

                           In the event of any Involuntary Transfer, the Company
                  shall give written notice to each shareholder upon the occurrence, or prospective occurrence, of such Involuntary Transfer within fifteen (15) days of the date on which the Company is notified of the occurrence or prospective occurrence of such Involuntary Transfer. The foregoing provisions of this SECTION 7.4 then shall apply, except (i) the Option Price shall be the value of the Company as determined by a qualified representative of a nationally recognized investment banking or accounting firm mutually agreeable to the Company and the shareholder who made, or may make, the Involuntary Transfer, multiplied by the percentage of all equity interests in the Company that is then represented by the shares that are the subject of the Involuntary Transfer, such independent appraised value to take into account the earnings and book value of the Company, and (ii) the appraiser shall deliver written notice of such valuation to the Company and to all other shareholders promptly following his completion of such valuation, and such written notice shall be considered the Option Notice for purposes of this SECTION 7.4. The cost of the appraisal shall be shared equally by the Company and the shareholder who made, or may make, the Involuntary Transfer.

                           At the closing of any purchase by the Company or any
                  shareholders pursuant to this SECTION 7.4(g), the involuntary transferee shall deliver certificates representing the Series A Convertible Preferred Stock being purchased, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such shares shall be conveyed free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the involuntary transferee, and the involuntary transferee shall so represent and warrant. The involuntary transferee shall further represent and warrant that he is the beneficial owner of such shares.

                           In the event the provisions of this SECTION 7.4(g)
                  shall be held to be unenforceable with respect to any particular Involuntary Transfer of Series A Convertible Preferred Stock, or if all of the shares subject to the Involuntary Transfer are not purchased by the Company and/or one or more shareholders, and if the involuntary transferee subsequently desires to transfer such Series A Convertible Preferred Stock, the involuntary transferee shall be deemed to be a "Transferring Shareholder" under this SECTION 7.4 and shall be bound by the other provisions of this Agreement.

                           (t) Notwithstanding anything to the contrary
                  contained in this SECTION 7.4, no shareholder shall transfer any Series A Convertible Preferred Stock at any time if such action would constitute a violation of any federal or state securities laws or a breach of the conditions to any exemption from registration of the shares under any such laws or a breach of any undertaking or agreement of such shareholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each shareholder agrees that any shares purchased or acquired by such shareholder shall bear appropriate legends restricting the sale or other transfer of such shares in accordance with applicable federal and state securities laws, in addition to a legend referring, to the restrictions set forth in this Agreement.

                           (u) The Amended and Restated Articles of
                  Incorporation shall contain provisions similar to the foregoing provisions of SECTION 7.4 by which all of the holders of the Common Stock grant a similar right of first refusal to purchase the shares of such holders to the Company and the holders of the Series A Convertible Preferred Stock, and such provisions may not be amended without the consent or approval of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock.

                           7.5 Sale of the Company. At any time after April 4,
                  2001, and before the consummation of an Approved Offering, if a bona fide offer is made by any person (other than I 3S Funding I, L.L.C. ("FUNDING"), Blue Ridge Investors Limited Partnership ("BLUE RIDGE") and Spotswood Capital, LLC ("SPOTSWOOD"), or any person or entity related to or affiliated with Funding, Blue Ridge and Spotswood), to purchase all or substantially all of the assets or shares of stock of the Company, and Funding gives the Company written notice that it desires such offer to be accepted, the Company shall either accept the offer and consummate the sale on the terms and conditions of the offer (in which case, if the transaction is a stock sale or merger, Spotswood and Blue Ridge also shall sell all of their equity interests in the Company on those terms and conditions), or, subject to the last paragraph of this SECTION 7.5, the Company shall acquire all the equity interests owned by Funding, Spotswood and Blue Ridge in the Company on the same terms and conditions as the offer; provided, however, that if such offer is made prior to April 4, 2003, the Company shall have no such obligation unless the total consideration of such offer is at least $350,000,000. If at any time Funding approves the sale of substantially all of the assets or shares of stock of the Company or if the transaction is a stock sale or merger, Blue Ridge and Spotswood shall sell all of their equity interests in the Company on the terms and conditions so approved. If the Company accepts an offer to sell the Company made after April 4, 2001, the Purchasers and any person that acquires the Series A Convertible Preferred Stock shall sell their shares of Series A Convertible Preferred Stock (and Class A Common Stock, if the shares of Preferred Stock have been converted) and/or vote in favor of the proposed transaction (as the case may be) so long as the holders of the Series A Convertible Preferred Stock shall receive for their shares of Preferred Stock an amount in cash equal to the aggregate Liquidation Preference (as defined in the Statement of Designation of the Series A Convertible Preferred Stock) plus accrued and unpaid dividends for such shares of Series A Convertible Preferred Stock, in preference to any other holders of capital stock of the Company. At least 20 days prior to the consummation of any such sale, the Company shall give the holders of the Series A Convertible Preferred Stock written notice of the material terms of the proposed sale. The holders of the outstanding shares of Series A Convertible Preferred Stock shall have the right to convert their shares into shares of Class A Common Stock prior to or concurrently with the consummation of any such sale and thereby be entitled to receive their pro rata share of the proceeds of the sale that would otherwise be payable to the holders of the Class A Common Stock (assuming for such calculation the conversion of such shares of Series A Convertible Preferred Stock as have exercised such right to convert). The exercise of such right to convert by a holder of Series A Convertible Preferred Stock shall be in lieu of any right to receive such Liquidation Preference plus accrued and unpaid dividends as a holder of such Series A Convertible Preferred Stock or otherwise. In determining the total consideration for purposes of the foregoing, any deferred payment shall be discounted to present value at a discount rate of eight percent (8%) per annum.

         Under its agreements with Funding, the Company has the right to avoid the required sale of the Company, as described in this SECTION 7.5, by redeeming the outstanding shares of Class B Common Stock and Class C Common Stock held by Funding, Blue Ridge and Spotswood. The Company acknowledges and agrees that it may not redeem such shares without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, as required by the Statement of Designation.

                  7.6 Right of Co-Sale. At any time prior to the consummation of an Approved Offering, the Purchasers and the holders of Class B Common Stock and Class C Common Stock shall have the right to participate pro rata to the fullest extent of their equity interest in the Company in any sale or transfer of stock (with each share of Series A Convertible Preferred Stock being treated for such purposes as the number of shares of Class A Common Stock into which it could then be converted), by any holder of shares of Class A Common Stock to any third party.

                  7.7 Observers. Each Purchaser who purchases at least 531,915 shares of Series A Convertible Preferred Stock, and so long as such Purchaser continues to beneficially own at least 531,915 shares of Series A Convertible Preferred Stock or Common Stock (as adjusted for a Recapitalization Event), may designate one person to serve as an observer (an "OBSERVER"). An observer shall be entitled (i) to receive the same notice in respect of all meetings (both regular and special) of the Board of Directors and each committee thereof (other than the Audit Committee and Compensation Committee) as required to be furnished to members of the Board of Directors of such committee by law or by the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, (ii) to attend all meetings of the Board of Directors and each committee thereof (other than the Audit Committee and Compensation Committee), (iii) to receive all information and reports which are furnished to members of the Board of Directors and each committee thereof (including the Audit Committee and Compensation Committee) at the time so furnished, and (iv) to participate in all discussions conducted at meetings of the Board of Directors and each committee thereof (other than the Audit Committee and Compensation Committee). In the event that the directors are discussing or voting on matters that directly relate to any business dealings between the Company and (i) any Purchaser beneficially owning at least 531,915 shares of Series A Convertible Preferred Stock or (ii) any other vendor that competes with a Purchaser that has observer rights hereunder, the Board may recuse all (but not less than all) of the Observers until such matters have been concluded. An Observer may share any information gained from presence at such meetings with the Purchaser that designated such Observer and such Purchaser's employees, officers, directors, attorneys and advisors (collectively, the "PURCHASER'S REPRESENTATIVES"), but such information shall otherwise be kept confidential by the Observer, Purchaser and Purchaser's Representatives to the same extent that financial information or other confidential information with regard to the Company is required to be kept confidential in accordance with SECTION 7.3.

                  7.8 Key Man Insurance. The Company has obtained and will maintain (so long as they are officers of the Company) a "key man life insurance policy" in the amount of $1,000,000 each on the lives of James R. Price, Charles W. Price, Matthew Hutchins, William H. Anderton and Daniel A. Gillett.

                  7.9 Access to Information. The Company will permit the Purchasers to inspect at the Purchasers' expense any of the properties or books and records of the Company, and to discuss the affairs and condition of the Company with representatives of the Company, except for information that (i) relates to any of the business dealings between the Company and any of the Purchasers, (ii) relates to any other vendor that competes with any of the Purchasers, or (iii) is subject to any obligation of the Company to maintain the confidentiality of such information, during normal business hours and upon at least 24 hours prior notice to the Company, but no more frequent than once each calendar quarter.

                  7.10 Restricted Corporate Actions. The Company will not, without the vote or written approval of the holders of a majority of the outstanding Series A Convertible Preferred Stock, take any of the following actions:

                           (v) engage in any business outside the
                  Telecommunications Business. For purposes of this SECTION 7.10(a) and as otherwise used in this Agreement, "TELECOMMUNICATIONS BUSINESS" shall mean the business of (i) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications-related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clauses (i) or (ii) above;

                           (w) make any loans to any officers, directors or
                  affiliates of the Company in an aggregate amount exceeding $100,000, other than commission advances and travel or miscellaneous cash advances in the ordinary course of business and loans to employees seeking to exercise stock options issued pursuant to any of the Plans, the proceeds of which are used to exercise such options;

                           (c) enter into any business arrangement or agreement
                  (other than a stock option agreement in accordance with the Plans) with any officer, director or affiliate of the Company on terms less favorable to the Company than an arms-length transaction;

                           (d) acquire substantially all of the assets,
                  properties or capital stock of other persons or entities in one or more transactions for an aggregate total consideration consisting of an amount of cash exceeding ten percent (10%) of the total purchase price paid to the Company for the original issuance of all of the Series A Convertible Preferred Stock; or

                           (e) issue any stock, options, warrants, or securities
                  convertible into the capital stock of the Company with exercise prices, in the case of options or warrants, or issue prices, in the case of stock or convertible securities, at less than fair market value, as determined in good faith by the Company's Board of Directors, as of the date of grant in the case of options or warrants or the date of issuance in the case of stock or securities convertible into the capital stock of the Company. No such restriction shall apply upon the issuance of capital stock pursuant to the exercise of options or warrants or the conversion of convertible securities of the Company.

                  7.11 Shareholder and Director Information. At the request of the Purchasers, the Company shall promptly deliver to the Purchasers information regarding the security holders, officers and directors of the Company, including, without limitation, names, addresses, types of securities held and terms of securities held.

                  7.12 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Convertible Preferred Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Convertible Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock.

                  7.13 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of the Purchasers or a prospective buyer of the Series A Convertible Preferred Stock or shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock from the Purchasers, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("RULE 144A INFORMATION"). The Company's obligations under this
         SECTION 7.13 shall at all times be contingent upon the Purchasers obtaining from the prospective buyer of Series A Convertible Preferred Stock or shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Series A Convertible Preferred Stock or of Common Stock issued upon conversion of the Series A Convertible Preferred Stock.

                  7.14 Sale of Series A Convertible Preferred Stock. The Company agrees that any additional shares of Series A Convertible Preferred Stock sold by the Company after the Closing will be sold on substantially the same terms as set forth in this Agreement for the Purchasers.

                  7.15 Termination of Covenants. The covenants set forth in SECTIONS 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13 AND
         7.14 hereof shall terminate and be of no further force or effect on the earlier of the consummation of the first underwritten public offering of common stock of the Company pursuant to a registration statement filed with the Commission under the Securities Act with a concurrent listing on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market, Inc. at an initial offering price of at least $20.00 per share (as adjusted for a Recapitalization Event) that results in gross proceeds to the Company (before deduction of underwriting discounts and expenses of sale) of not less than $30,000,000 (an "APPROVED OFFERING"). For purposes of this Agreement, a "RECAPITALIZATION EVENT" means an event described under Section 2.5 of the Statement of Designation of the Series A Convertible Preferred Stock.

         8. Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay: (a) all the costs and expenses of the reproduction of the Placement Memorandum, this Agreement, of all agreements and documents referred to herein and of the certificates for the Series A Convertible Preferred Stock and the Class A Common Stock into which it may be converted; (b) all taxes (if any) payable with respect to this Agreement and the issuance of the Series A Convertible Preferred Stock and the Class A Common Stock into which it may be converted; (c) all costs of complying with the securities or Blue Sky laws of any jurisdiction with respect to the offering or sale of the Series A Convertible Preferred Stock and the Class A Common Stock into which it may be converted; (d) the cost of delivering to such address as each Purchaser shall specify the certificates for the Series A Convertible Preferred Stock purchased by each such Purchaser and the certificates for the Class A Common Stock into which the Series A Convertible Preferred Stock may be converted; (e) the fees, expenses and disbursements of the Company's counsel in connection with the Closing; and (f) the fees and expenses incurred with respect to any amendments to this Agreement or the Amended and Restated Articles of Incorporation of the Company proposed by the Company (whether or not the same become effective).

         9. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement (despite any investigation at any time made by the parties hereto or on their behalf) and any disposition of the Series A Convertible Preferred Stock or of the Class A Common Stock issued upon conversion thereof and shall continue to survive for a period of time expiring on the earlier of (a) the consummation of an Approved Offering, or (b) June 30, 2001. All statements contained in any certificate or other instrument executed and delivered by the parties hereto or their duly authorized officers or representatives pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations hereunder, and no officer or representative of such parties shall have personal liability for such statements unless such officer or representative shall make such statement in a grossly negligent manner, in bad faith, fraudulently or pursuant to willful misconduct.









         10. Notices. All notices, requests, consents and other communications herein (except as stated in the last sentence of this SECTION 10) shall be in writing and shall be mailed by first class or certified mail, postage prepaid, sent by a nationally recognized overnight delivery service, or personally delivered, as follows:

                           (x) If to the Company:

                           I 3S, Inc.
                           1440 Corporate Drive
                           Irving, Texas  75038
                           Attn: Matthew Hutchins, Sr., President

                           with a copy which shall not constitute notice to:

                           Winstead Sechrest & Minick, P.C.
                           1201 Elm Street
                           5400 Renaissance Tower
                           Dallas, Texas  75270
                           Attn: Thomas W. Hughes, Esq.

                           (y) If to the Purchasers at the address set forth on
                  SCHEDULE 1 hereto.

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. For purposes of computing the time periods set forth in ARTICLE 7 hereof, the date of mailing shall be deemed to be the delivery date. The financial statements required by ARTICLE 7 hereof may be mailed by first-class regular mail.

         11. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of (a) the Company, and (b) holders of at least 662/3 % of the outstanding shares of the Series A Convertible Preferred Stock acting together as a single class. Additionally, SECTION 9 of this Agreement may not be amended, in any manner, without the unanimous consent of the holders of the outstanding shares of the Series A Convertible Preferred Stock.

         12. Entire Agreement. This Agreement and the Registration Rights Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments relating to the transactions contemplated hereby, whether in writing or oral, prior to the date hereof, except for those certain Confidentiality Agreements entered into by the Purchasers with Donaldson, Lufkin & Jenrette on behalf of the Company.

         13. Successors and Assigns. The Company may not assign or delegate any of its rights or duties under this Agreement. Except as otherwise provided in this Agreement, all of the terms of this Agreement including the agreements, representations and warranties set forth herein shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except that the rights set forth in the Registration Rights Agreement may only be transferred in accordance with Section 12 of the Registration Rights Agreement.

         14. Enforcement.

                  14.1 Remedies at Law or in Equity. If any party shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of such party in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, any party damaged may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Amended and Restated Articles of Incorporation of the Company (including the Statement of Designation) or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement or such Amended and Restated Articles (including the Statement of Designation), or to enforce any other legal or equitable right of such party or to take any one or more of such actions. The prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Amended and Restated Articles of Incorporation (including the Statement of Designation) of the Company, including without limitation reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  14.2 Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver of any default shall be a waiver of any future or subsequent default. The failure or delay in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver of any other right provided herein.

         15. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and by the Company.

         16. Governing Law and Severability. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AS APPLIED TO AGREEMENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS. To the maximum extent practicable, this Agreement will be deemed to call for performance in Dallas County, Texas. In the event any provision of this Agreement or the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

         17. Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.

         This Agreement is hereby executed as of the date first above written.


                                             THE COMPANY

                                             I 3S, INC.



                                             By:
                                                --------------------------------
                                                Matthew Hutchins, Sr., President




                     [PURCHASER SIGNATURE ON FOLLOWING PAGE]

                                             THE PURCHASER:

                                             MICROSOFT CORPORATION

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT B

                           AMENDED AND RESTATED BYLAWS

                                    EXHIBIT C

                    FORM OF STATEMENT OF DESIGNATION FOR THE
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                    EXHIBIT D

                              PLACEMENT MEMORANDUM

                                    EXHIBIT E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F

               FORM OF OPINION OF WINSTEAD SECHREST & MINICK, P.C.

                                   SCHEDULE I

                                 THE PURCHASERS


                                                                      No. of
                                                                     Shares of
                                                                     Series A
                                                                    Convertible    Aggregate
                                                                     Preferred      Purchase      Copy of Notices
  Name of Purchasers             Notice Address                        Stock         Price        Must be sent to
  ------------------             --------------                     -----------    ----------     ---------------
Microsoft Corporation        Chief Financial Officer                1,063,829      20,000,000     General Counsel
                             Microsoft Corporation                                                Finance and Operations
                             One Microsoft Way, 8S/2055                                           Microsoft Corporation
                             Redmond, WA  98052                                                   One Microsoft Way, 8S/2055
                                                                                                  Redmond, WA  98052